AMENDMENT NO. 1 TO
1999 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

The 1999 Incentive and Non-Statutory Stock Option Plan (the “Plan”) of the DrugMax, Inc. (the “Corporation”) is hereby amended as follows:

1.    Eligibility.    Section 4.1 of the Plan is hereby amended by deleting the last sentence of such section and adding the following in its stead:

Each year, on the date of the annual stockholders meeting at which directors are elected as members of the Board of Directors, the Company shall grant each such elected director an option to purchase 25,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant, provided that such shares shall not vest until such director attends his or her second Board meeting. These options are intended to be non-qualified options and shall be granted pursuant to a Stock Option Agreement in the form attached hereto as Exhibit A.

Furthermore, each year, on the date of the annual stockholders meeting at which any director is elected to serve as a member of any committee of the Board of Directors, the Company shall grant each such elected committee member an option to purchase 5,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant, which options shall be immediately exercisable. These options are intended to be non-qualified options and shall be granted pursuant to a Stock Option Agreement in the form attached hereto as Exhibit B.

Furthermore, each year, on the date of the annual stockholders meeting at which any director is elected to serve as a chairperson of the Board of Directors, the Company shall grant to each such elected chairperson an option to purchase 10,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant, which options shall be immediately exercisable. These options are intended to be non-qualified options and shall be granted pursuant to a Stock Option Agreement in the form attached hereto as Exhibit B.

Furthermore, each year, on the date of the annual stockholders meeting at which is elected to serve as a chairperson of any committee of the Board of Directors, the Company shall grant to each such elected chairperson an option to purchase 2,500 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant, which options shall be immediately exercisable. These options are intended to be non-qualified options and shall be granted pursuant to a Stock Option Agreement in the form attached hereto as Exhibit B.

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Section 3.    Miscellaneous.    Except as expressly amended hereby, the Plan shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Plan or any other document executed in connection therewith, the terms and provisions hereof shall control. Any capitalized terms not defined herein shall have the meanings ascribed to those terms in the Plan.

IN WITNESS WHEREOF, the undersigned officer attest that this Amendment No. 1 was approved by the unanimous vote of the Board of Directors of the Corporation.

DRUGMAX, INC.

By:	/s/ WILLIAM L. LAGAMBA
William L. LaGamba, President

Date: June 5, 2002

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EXHIBIT A

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, made this           day of 200                    , between DrugMax, Inc., a Nevada corporation (the “Corporation”), and (the “Participant”).

WITNESSETH:

WHEREAS, the Participant is a director of the Corporation;

WHEREAS, the Corporation has adopted the 1999 Incentive and Non-Statutory Stock Option Plan, as amended to date (the “Plan”), to provide, among other things, directors of the Corporation with an opportunity to acquire an equity interest in the Corporation; and

WHEREAS, the Corporation has decided to grant stock options to the Participant on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Options. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Participant the right and option (the “Option”) to purchase up to a total of         shares of the common stock, $0.001 par value, of the Corporation (the “Common Stock”), at an option price per share equal to $             (                        ). The Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Period of Exercise. The Options shall become exercisable by the Participant on the date the Participant attends his or her second meeting of the Board of Directors of the Corporation, subject to termination as provided below.

3. Termination Date of Options. The Options granted herein shall terminate at the close of business on the tenth anniversary of this Agreement, provided that if the Participant does not attend at least two Board meeting prior to the one year anniversary of this Option, then all of the Options granted hereby shall terminate on the first anniversary of this Option, subject to the further provisions of Sections 7 and 8 below. The Participant shall have no right to exercise the Options at any time after such termination.

4. Manner of Exercise. When the Participant elects to exercise the Options to purchase shares of Common Stock, he shall give written notice of such exercise to the Secretary of the Corporation. The notice of exercise shall state the number of shares of Common Stock as to which the Options are being exercised. The Participant may exercise the Options to purchase all, or any lesser whole number, of the number of shares of Common Stock which he is then permitted to purchase under Paragraph 2.

5. Payment for Shares. Full payment of the option price for the shares of Common Stock purchased by exercising the Options shall be due at the time the notice of exercise is delivered pursuant to Paragraph 4. Such payment may be made (i) in cash, (ii) by delivery of shares of Common Stock already owned by the Participant for at least six (6) months, with a fair market value equal to the option price, or (iii) at the discretion of the committee, in any other form acceptable to the Corporation.

If the Common Stock is publicly traded at the time of the exercise, the Participant may exercise his Options by delivering a signed, irrevocable notice of exercise, accompanied by payment in full of the option price by the Participant’s stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Options promptly to the Participant’s stockbroker for the Participant’s account.

6. Issuance of Stock Certificates for Shares. The stock certificates for any shares of Common Stock issuable to the Participant upon exercise of the Options shall be delivered to the participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before the Participant has paid the option price for such shares. The Corporation shall place such legends on the stock certificates, and such other notations on its stock transfer records, as may be necessary to identify such shares as shares issued pursuant to the exercise of incentive stock options.

7. Termination. If the Participant’s ceases to be a director of the Corporation during the term of the Options, the Participant shall have the right to exercise the Options during a period of ninety (90) days following such cessation, but in no event later than the tenth anniversary of this Agreement. The maximum number of shares the Participant may purchase by exercising the Options during this ninety (90) day period shall not exceed the number of shares which could be purchased by the Participant immediately prior to the date of termination pursuant to Paragraph 2.

8. Effect of Death. Notwithstanding the foregoing, if the Participant dies before the Options expire or have been exercised with respect to all of the shares of Common Stock subject to the Options, the Participant’s executor, administrator, or any person to whom the Options may be transferred by his will or by the laws of descent, shall have the right to exercise the Options, to the extent not previously exercised, at any time prior to the first anniversary of the date of death, but in no event later than the tenth anniversary of this Agreement. For this purpose, the terms of this Agreement shall be deemed to apply to such person as if he or she were the Participant.

9. Effect of Change in Corporate Control. Notwithstanding the exercisability imposed on the Participant’s Options pursuant to Paragraph 2 above, the Participant’s Options shall become immediately exercisable in full upon any the occurrence of the events contemplated by Section 5.1.3 of the Plan.

10. Non-Transferability of Options. The Participant’s rights under the Options may not be assigned or transferred by the Participant other than by will or the laws of descent and distribution.

11. Securities Laws. The Corporation may, from time-to-time, impose any conditions on the exercise of the Options as it deems necessary or advisable to ensure that the Options granted hereunder, and each exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Options until the offering of the shares covered by the Options have been registered under the Securities Act of 1933, or the printing of legends on all stock certificates issued to the Participant referring to the restrictions on the transferability of such shares.

12. Rights Prior to Issuance of Certificates. Neither the Participant nor any person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution shall have any of the rights of a stockholder with respect to any shares of Common Stock until the date of the issuance to him of certificates for such Common Stock as provided in Paragraph 6 above.

13. Miscellaneous.

(a)	This Grant of Options is subject to the terms and provisions of the Plan, which are incorporated hereby into this Agreement;

(b)	This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

(b)	The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both the Participant and the Corporation.

(c)
The validity, performance, construction and effect of this Agreement shall be governed y the laws of the State of Florida, without giving effect to principles of conflicts of law, provided that matters of corporate law, including issuance of shares of the Common Stock, shall be governed by the Nevada General Corporation Law.

(d)
This Option, together with the Plan, embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement or understanding between the parties with respect to the subject matter of this Option, including the “DrugMax, Inc. Incentive Stock Option Grant” dated November 9, 2001, a copy of which is attached hereto, which earlier option grant is hereby canceled and voided.

IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts on the date and year first above written.

ATTEST:	DRUGMAX, INC.:

By:

Secretary	William L. LaGamba, President

PARTICIPANT:

By:

Name:

EXHIBIT B

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, made this day of            , 200_, between DrugMax, Inc., a Nevada corporation (the “Corporation”), and (the “Participant”).

WITNESSETH:

WHEREAS, the Participant is a director of the Corporation;

WHEREAS, the Corporation has adopted the 1999 Incentive and Non-Statutory Stock Option Plan, as amended to date (the “Plan”), to provide, among other things, members of any committee of the Board of Directors and chairpersons of any such committee or the Board of Directors of the Corporation with an opportunity to acquire an equity interest in the Corporation; and

WHEREAS, the Corporation has decided to grant stock options to the Participant on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Options. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Participant the right and option (the “Option”) to purchase up to a total of             shares of the common stock, $0.001 par value, of the Corporation (the “Common Stock”), at an option price per share equal to $             (            ). The Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Period of Exercise. The Options shall become immediately exercisable by the Participant on the date of grant, subject to termination as provided below.

3. Termination Date of Options. The Options granted herein shall terminate at the close of business on the tenth anniversary of this Agreement, subject to the further provisions of Sections 7 and 8 below. The Participant shall have no right to exercise the Options at any time after termination.

4. Manner of Exercise. When the Participant elects to exercise the Options to purchase shares of Common Stock, he shall give written notice of such exercise to the Secretary of the Corporation. The notice of exercise shall state the number of shares of Common Stock as to which the Options are being exercised. The Participant may exercise the Options to purchase all, or any lesser whole number, of the number of shares of Common Stock which he is then permitted to purchase under Paragraph 2.

5. Payment for Shares. Full payment of the option price for the shares of Common Stock purchased by exercising the Options shall be due at the time the notice of exercise is delivered pursuant to Paragraph 4. Such payment may be made (i) in cash, (ii) by delivery of shares of Common Stock already owned by the Participant for at least six (6) months, with a fair market value equal to the option price, or (iii) at the discretion of the committee, in any other form acceptable to the Corporation.

If the Common Stock is publicly traded at the time of the exercise, the Participant may exercise his Options by delivering a signed, irrevocable notice of exercise, accompanied by payment in

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full of the option price by the Participant’s stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Options promptly to the Participant’s stockbroker for the Participant’s account.

6. Issuance of Stock Certificates for Shares. The stock certificates for any shares of Common Stock issuable to the Participant upon exercise of the Options shall be delivered to the participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before the Participant has paid the option price for such shares. The Corporation shall place such legends on the stock certificates, and such other notations on its stock transfer records, as may be necessary to identify such shares as shares issued pursuant to the exercise of incentive stock options.

7. Termination. If the Participant’s ceases to be a director of the Corporation during the term of the Options, the Participant shall have the right to exercise the Options during a period of ninety (90) days following such cessation, but in no event later than the tenth anniversary of this Agreement. The maximum number of shares the Participant may purchase by exercising the Options during this ninety (90) day period shall not exceed the number of shares which could be purchased by the Participant immediately prior to the date of termination pursuant to Paragraph 2.

8. Effect of Death. Notwithstanding the foregoing, if the Participant dies before the Options expire or have been exercised with respect to all of the shares of Common Stock subject to the Options, the Participant’s executor, administrator, or any person to whom the Options may be transferred by his will or by the laws of descent, shall have the right to exercise the Options, to the extent not previously exercised, at any time prior to the first anniversary of the date of death, but in no event later than the tenth anniversary of this Agreement. For this purpose, the terms of this Agreement shall be deemed to apply to such person as if he or she were the Participant.

9. Effect of Change in Corporate Control. Notwithstanding the exercisability imposed on the Participant’s Options pursuant to Paragraph 2 above, the Participant’s Options shall become immediately exercisable in full upon any the occurrence of the events contemplated by Section 5.1.3 of the Plan.

10. Non-Transferability of Options. The Participant’s rights under the Options may not be assigned or transferred by the Participant other than by will or the laws of descent and distribution.

11. Securities Laws. The Corporation may, from time-to-time, impose any conditions on the exercise of the Options as it deems necessary or advisable to ensure that the Options granted hereunder, and each exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Options until the offering of the shares covered by the Options have been registered under the Securities Act of 1933, or the printing of legends on all stock certificates issued to the Participant referring to the restrictions on the transferability of such shares.

12. Rights Prior to Issuance of Certificates. Neither the Participant nor any person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution shall have any of the rights of a stockholder with respect to any shares of Common Stock until the date of the issuance to him of certificates for such Common Stock as provided in Paragraph 6 above.

13. Miscellaneous.

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(a) This Grant of Options is subject to the terms and provisions of the Plan, which are incorporated hereby into this Agreement;

(b) This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

(b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both the Participant and the Corporation.

(c) The validity, performance, construction and effect of this Agreement shall be governed y the laws of the State of Florida, without giving effect to principles of conflicts of law, provided that matters of corporate law, including issuance of shares of the Common Stock, shall be governed by the Nevada General Corporation Law.

(d) This Option, together with the Plan, embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement or understanding between the parties with respect to the subject matter of this Option, including the “DrugMax, Inc. Incentive Stock Option Grant” dated September 5, 2001, a copy of which is attached hereto, which earlier option grant is hereby canceled and voided.

IN WITNESS WHEREOF, the parties have executed this Agreement in two counterparts on the date and year first above written.

ATTEST:	DRUGMAX, INC.:

By:

Secretary	William L. LaGamba, President

PARTICIPANT:

By:

Name:

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